UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________
FORM 8-K
__________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2025

Commission File Number:  000-19599

WORLD ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter.)

South Carolina	57-0425114
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

104 S Main Street
Greenville,	South Carolina	29601
(Address of principal executive offices)
(Zip Code)

(864)	298-9800
(registrant's telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	WRLD	The NASDAQ Stock Market LLC
(NASDAQ Global Select Market)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.	Entry into a Material Definitive Agreement.

Warehouse Facility

On September 29, 2025 (the “Closing Date”), World Acceptance Corporation (the “Company”) and its wholly-owned subsidiary, WFC Receivables I, LLC (the “Borrower”), entered into a Credit Agreement, dated as of September 29, 2025 (the “Credit Agreement”), by and among the Company, as servicer (the “Servicer”), the Borrower, the lenders and agents from time to time parties thereto, Atlas Securitized Products Administration, L.P. (“Atlas”), as administrative agent for the lenders (in such capacity, the “Administrative Agent”), Systems & Services Technologies, Inc., a Delaware corporation (“SST”), as backup servicer (the “Backup Servicer”), and Wilmington Trust, National Association, a national banking association (“WTNA”), as securities intermediary (in such capacity, the “Securities Intermediary”).

The Credit Agreement provides for a revolving $175 million warehouse facility (the “Warehouse Facility”) and is secured by certain consumer loan receivables (the “Receivables”) that were directly originated by certain of the Company’s subsidiaries (each an “Originator” and “Subservicer,” and collectively the “Originators” and “Subservicers”).

The following table summarizes material terms of the Warehouse Facility (capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement):

Facility Size	$175 million
Total Advance Rate	75.00% or, upon occurrence, and during the continuation, of a Level I Trigger Event as described in the Credit Agreement, 70.00%.
Interest Rate
With respect to any loan and any day in an interest period, a rate per annum equal to (i) on such day (a) prior to the occurrence of a Benchmark Transition Event, the sum of the Benchmark and the Benchmark Replacement Adjustment, and (b) upon the occurrence of a Benchmark Transition Event, (1) prior to a Benchmark Transition Start Date, the replacement rate determined by the Administrative Agent pursuant to the Credit Agreement, and (2) on and after a Benchmark Transition Start Date, the Benchmark Replacement; provided, however, if the rate as determined pursuant to the Credit Agreement (i) would be less than the Floor, the rate for purposes of the Credit Agreement (i) will be deemed to be the Floor for purposes of the Credit Agreement and the other Basic Documents, plus (ii) the applicable Margin on such day plus (iii) the applicable Step-Up Margin.

Base Rate
With respect to any day, a rate per annum equal to the highest of (i) the Floor, (ii) the Prime Rate in effect on such day, (iii) the Federal Funds Rate in effect on such day plus 1.00% and (iv) Adjusted Term SOFR for a one (1)-month tenor in effect on such day plus 0.50%. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR, respectively.

Adjusted Term SOFR
For purposes of any calculation and subject to the terms of the Credit Agreement as specified therein, the rate per annum equal to the (i) Term SOFR for such calculation plus (ii) the Term SOFR Adjustment; provided that if such rate as so determined shall ever be less than 1.00%, then such rate shall be deemed to be 1.00%.

Term SOFR
The forward-looking term rate based on the secured overnight financing rate for a tenor comparable to the applicable interest period as administered by CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the secured overnight financing rate selected by the Administrative Agent in its reasonable discretion), as the administrator of the secured overnight financing rate, as described in the Credit Agreement.

Floor	1.00%
Term SOFR Adjustment	0.11448% (11.448 basis points).
Margin	3.00% per annum.
Step-Up Margin
With respect to any day, the sum of (i) with respect to all loans, on or after the Revolving Period Termination Date, 1.00% per annum, plus (ii) with respect to all loans, on or after the occurrence of an Event of Default, 2.50% per annum.

Unused Commitment Fee Rate	0.50% per annum.
Payment Date	The 15th day of each calendar month, commencing with November 15, 2025, subject to the business day convention set forth in the Credit Agreement.
Revolving Period
The period commencing on the Closing Date and ending on the earlier to occur of: (i) September 29, 2027 and (ii) a Facility Amortization Event as described in the Credit Agreement (the “Revolving Period Termination Date”).

Amortization Period
The period commencing on the Revolving Period Termination Date and ending on the day on which the loans outstanding under the Credit Agreement are reduced to zero and all other amounts due under the Warehouse Facility as specified in the Credit Agreement have been paid in full.

Legal Final Maturity Date	The Payment Date falling in the twelfth (12th) month following the Revolving Period Termination Date.

In connection with the transactions contemplated by the Credit Agreement, on each funding date (the “Funding Date”), the applicable Originators will distribute in-kind, transfer, assign, set over and otherwise convey from time to time Receivables and related assets (“Transferred Assets”) originated by such Originators to the Company pursuant to the omnibus distribution and assignment agreement, dated as of the Closing Date (the “Omnibus Distribution and Assignment Agreement”), by and among such Originators, as assignors, the entities party thereto as relevant assignees and the Company, as assignees. In turn the Company will sell and transfer the Transferred Assets to the Borrower pursuant to the purchase agreement, dated as of the Closing Date (the “Purchase Agreement”), by and between the Company, as seller and the Borrower, as purchaser, and such Transferred Assets will be pledged by the Borrower to the Administrative Agent pursuant to the Credit Agreement to secure the obligations of the Borrower to the secured parties under the Credit Agreement. Recourse to the Company pursuant to the Purchase Agreement is limited to an obligation of the Company, as seller, to repurchase or substitute any Receivable or to cure such breach relating to a Receivable in all material respects, that in each case, did not meet the specified eligibility criteria as of the related transfer date of such Receivable. The Borrower granted a lien on and security interest in all of its right, title, and interest in, to, and under the Transferred Assets and related collateral to the Administrative Agent, as agent for the lenders.

In connection with the closing of the Warehouse Facility, the Borrower paid to Atlas, in its capacity as agent (for the benefit of the lenders), an upfront fee. In addition, the Borrower is required to pay interest at the applicable Interest Rate on the applicable loan balance of the loan made by lenders under the Credit Agreement from the date of such loan following the Closing Date until the date such applicable loan balance has been paid in full. The principal of the applicable loan is payable in installments on each payment date, unless the Borrower exercises its right to prepay such loan. Subject to certain restrictions, the Borrower has the right to prepay all or any portion of the loans without penalty (other than breakage costs and exit fee), upon delivery of a prepayment notice to the Administrative Agent, the agents under the Credit Agreement, the Securities Intermediary, and each hedge counterparty, if any, at least three business days prior to such prepayment. In connection with prepayment, the Borrower is required to pay to the secured parties certain breakage costs that are attributable to any administrative loss, cost, or expense (but excluding lost profits) incurred by the secured parties.

The Credit Agreement permits the Servicer to delegate in the ordinary course of business any or all of its duties and obligations thereunder to the Originators in their separate capacities as the Subservicers, provided that (i) each Subservicer is responsible for servicing the Receivables in the state in which such Subservicer is located, and (ii) the Servicer remains at all times responsible for the performance of each Subservicer’s duties and obligations. Each Subservicer will enter into a master subservicing agreement with the Servicer, dated as of the Closing Date. The Credit Agreement contains covenants that require the Servicer with respect to any collection period to maintain certain delinquency ratios, payment ratios and annualized net charge-off ratios. A failure to maintain such ratios may result in a Level I Trigger Event, Level II Trigger Event, or Level III Trigger Event. Upon the occurrence of a Servicing Centralization Event followed by the delivery of written notice from the Administrative Agent (acting at the direction of the required lenders), the Servicer and the Backup Servicer must work with the

Administrative Agent and the lenders to take certain actions to centralize servicing, including establishing a lockbox and directing the obligors to remit all future payments to such lockbox.

The Credit Agreement contains customary servicer termination events (subject to certain materiality thresholds and cure periods), including among others, (a) failure by the Servicer to deliver any collections or make any payment, transfer, or deposit, (b) a merger or consolidation of the Servicer in breach of the Credit Agreement, (c) failure to deliver a monthly report or monthly loan tape, (d) non-compliance with covenants, (e) breach of a representation or warranty, and (f) an insolvency event involving the Servicer. The remedies for such servicer termination events are also customary for this type of transaction and include termination and replacement of the Servicer, as servicer, under the Credit Agreement.

The Credit Agreement also contains customary events of default (subject to certain materiality thresholds and cure periods), including among others, (a) non-payment, (b) non-compliance with covenants, (c) failure of the Administrative Agent to maintain a first-priority perfected security interest in any material portion of the collateral (subject to permitted liens), (d) the occurrence of a servicer termination event, (e) a breach of a representation or warranty, (f) an insolvency event involving the Company, the Borrower, or the Originators, (g) a change in control of the Company or the Borrower, (h) an event of default under a material financing agreement of the Company, the Borrower, or the Originators, (i) failure of the Company, as Servicer, to maintain certain financial covenants, and (j) the Company, the Borrower, or the Originators have one or more final non-appealable judgments entered against it by a court of competent jurisdiction in excess of the specified monetary thresholds. The remedies for such events of default are also customary for this type of transaction and include acceleration of the Borrower’s outstanding obligations under the Credit Agreement.

The foregoing summary of the material terms of the Credit Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the copy of the Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
10.1
Credit Agreement, dated as of September 29, 2025, by and among the Company, as servicer, WFC Receivables I, LLC, as borrower, the lenders and agents from time to time parties thereto, Atlas Securitized Products Administration, L.P., as administrative agent for the lenders, Systems & Services Technologies, Inc., as backup servicer, and Wilmington Trust, National Association, a national banking association, as securities intermediary.*

10.4	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* This filing excludes certain exhibits pursuant to Item 601(a)(5) of Regulation S-K, which the registrant agrees to furnish supplementally to the SEC upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD ACCEPTANCE CORPORATION

By: /s/ John L. Calmes, Jr.
John L. Calmes, Jr.
Executive Vice President and Chief Financial and Strategy Officer
Date:	October 3, 2025